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Unique Fabricating, Inc. Reports Third Quarter 2020 Financial Results
Net income of $1.0 million from $35.6 million third quarter net sales, a $20.8 million increase from second quarter net sales
Auburn Hills, MI – November 12, 2020 — Unique Fabricating, Inc. (NYSE American: UFAB), a leader in engineering and manufacturing multi-material foam, rubber, and plastic components utilized in noise, vibration, and harshness management and air/water sealing applications for the transportation, appliance, medical, and consumer markets, today announced its financial results for the third quarter ended September 30, 2020.
Third Quarter 2020 Financial Results
▪Net sales of $35.6 million compared to $38.5 million in the third quarter of 2019.
▪Net income of $1.0 million or $0.10 per basic and diluted share compared to a net loss of $1.3 million or $0.13 per basic and diluted share in the third quarter of 2019.
▪Net debt(1) decreased $2.1 million to $47.2 million as of September 30, 2020, inclusive of $2.3 million of cash and cash equivalents, compared to $49.3 million as of September 30, 2019, inclusive of $1.5 million of cash and cash equivalents.
▪Interest expense decreased $0.4 million to $0.7 million compared to prior year of $1.1 million.
“We delivered a $20.8 million sequential increase in net sales with the corresponding positive impact on gross profit and operating income.” said Doug Cain, President and Chief Executive Officer. “Our October net sales of $13.4 million continues this positive trend as we progress through the fourth quarter noting the traditionally slower sales months of November and December.”
“During this quarter, we continued winning new business with both near and mid-term impacts as well as increasing our plant productivity and efficiencies.” added Cain. “The latest independent forecasts for North America light vehicle production, combined with the positive market trends for home building and home remodeling that drive our appliance business, support our view of a profitable fourth quarter of 2020 and a positive start to 2021.”
Cain concluded “As I have completed my first year at the helm of Unique, I believe we are now well-positioned with a talented and motivated team to efficiently and profitably grow the business by providing innovative, optimized, and sustainable solutions for our customers.”
Third Quarter 2020 Financial Summary
Net sales for the quarter were $35.6 million, down 8% or $3.0 million from $38.5 million during the same period last year. The decrease was attributable to the end of certain transportation programs, lost sales resulting from our previous facility closures, and decontented components for two transportation customer platforms.
Gross profit for the quarter was $8.1 million, or 22.7% of net sales, compared to $7.2 million, or 18.6% of net sales, for the same period last year. The $1.7 million inventory valuation allowance increase in the third quarter of 2019 did not reoccur in 2020. This benefit was partially offset by the loss of contribution margin on the $3.0 million lower sales in the third quarter of 2020 as compared to the same period last year and COVID-19 related costs.
Net income of $1.0 million or $0.10 per basic and diluted share compared to a net loss of $1.3 million or $0.13 per basic and diluted share in the third quarter of 2019. The increase in net income is the result of the $1.7 million previously noted inventory charge, a $0.3 million reduction in selling, general and administrative expenses, $1.0 million lower restructuring charges, and $0.4 million lower interest expense. These improvements were partially offset by the impact of the $3.0 million decrease in net sales year-over-year, $0.4 million higher tax expense, and COVID-19 related costs.
Balance Sheet Summary
As of September 30, 2020, the Company had approximately $2.3 million in cash and cash equivalents, compared to September 29, 2019 and December 29, 2019 when the Company had $1.5 million and $0.6 million, respectively, in cash and cash equivalents. Total debt outstanding as of September 30, 2020 was $49.5 million compared to $50.8 million as of September 29, 2019 and $47.5 million as of December 29, 2019. Included in total debt at September 30, 2020 is the $6.0 million Paycheck Protection Program (PPP) loan received in the second quarter of 2020. We have begun the PPP loan forgiveness application process.
2020 Outlook
The latest North American independent automotive production forecasts for the second half of the year increased the previous forecasts by 10% and are now at approximately 97% of initial 2020 volumes. If this automotive production forecast level for the fourth quarter (approximately 94% of the third quarter 2020) holds, management expects to generate continued operating profits and improved operating cash flows, reflecting cost-reduction and efficiency related actions taken to date. Supporting this level of activity, the Company’s October sales were approximately $13.4 million. Management notes that projected results are subject to substantial uncertainty regarding the continuing impact of the COVID-19 pandemic on the economy and our industry, as well as other factors referenced in “Forward Looking Statements.” There can be no assurance that our results will not vary significantly from current expectations.
Results Conference Call
Unique Fabricating will host a conference call and live webcast to review the quarterly results and provide a corporate update today at 9 a.m. Eastern Time. To access the conference call, please dial (877) 407-9500 (toll free) or (862) 298-0850 and if requested, reference conference ID 38306. The conference call will also be webcast live on the Investor Relations section of the Company's website at http://ir.uniquefab.com.
Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 12 p.m. ET on November 12, 2020 until 11:59 p.m. ET on November 26, 2020 by dialing (877) 481-4010 (United States) or (919) 882-2331 (international) and using the passcode 38306.
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE American: UFAB) engineers and manufactures components for customers in the transportation, appliance, medical, and consumer markets. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (NVH) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes, including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (HVAC), seals, engine covers, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets, glove box liners, personal protection equipment, and packaging. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com.
About Non-GAAP Financial Measures
We present Net Debt, a non-GAAP financial measure, in this press release to provide a supplemental measure of our financial position. We believe that Net Debt is a useful measure of the Company's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.
We present Consolidated EBITDA (defined as “Consolidated EBITDA” in our Credit Agreement, as amended), a non-GAAP financial measure, in this press release to evaluate our covenant compliance in accordance with our Credit Agreement. Consolidated EBITDA, as defined in our Credit Agreement, is defined as earnings before interest expense, income tax expense (benefit), depreciation and amortization expenses, management fees, non-cash stock compensation expenses, restructuring expenses, goodwill impairment charges, and consulting and licensing costs from our ongoing enterprise resource planning (“ERP”) system implementation. There may be additional adjustments allowed and there are dollar limitations on certain adjustments and add backs, please refer to our Credit Agreement, as amended, for a complete understanding of all adjustments and add backs allowed to Consolidated EBITDA as well as our financial covenants. The Company is presenting Consolidated EBITDA to measure our covenant compliance, not as a supplemental performance measurement. Certain of the allowable adjustments and add backs to Consolidated EBITDA are recurring in nature and cash expenses, which we believe limits the usefulness of Consolidated EBITDA as a measurement of the Company’s performance.
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation as a substitute for analysis of Unique Fabricating's results as reported under GAAP.
Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company’s results for the second quarter of 2020 to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about net sales, Consolidated EBITDA, and adjusted diluted earnings per share. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 29, 2019, as amended, filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

(1)	Net debt, a non-GAAP financial measure, is defined as debt minus cash and cash equivalents. Please refer to the Reconciliation of Non-GAAP Financial measures included in the tables included with this press release for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

UNIQUE FABRICATING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited – dollars in thousands)

	September 30, 2020	December 29, 2019
Assets
Current assets
Cash and cash equivalents	$2,271	$650
Accounts receivable, net of reserves of approximately $0.7 million and $0.9 million at September 30, 2020 and December 29, 2019, respectively	27,001	24,701
Inventory, net	12,481	13,047
Prepaid expenses and other current assets:
Prepaid expenses and other	4,395	2,108
Refundable taxes	1,391	1,049
Assets held for sale	—	1,003
Total current assets	47,539	42,558
Property, plant, and equipment, net	22,779	23,415
Goodwill	22,111	22,111
Intangible assets	8,624	11,625
Other assets
Operating leases	10,373	—
Investments, at cost	1,054	1,054
Deposits and other assets	227	226
Deferred tax asset	893	679
Total assets	$113,600	$101,668
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,598	$9,324
Current maturities of long-term debt	4,175	2,847
Accrued compensation	1,296	1,225
Other accrued liabilities	5,208	1,979
Total current liabilities	23,277	15,375
Long-term debt, net of current maturities	35,622	33,220
Line of credit	9,706	11,418
Other long-term liabilities:
Deferred tax liability	—	1,324
Other liabilities	9,920	871
Total liabilities	78,525	62,208
Stockholders’ equity:
Common stock, $0.001 par value – 15,000,000 shares authorized and 9,779,147 and 9,779,147 issued and outstanding at September 30, 2020 and December 29, 2019, respectively	10	10
Additional paid-in-capital	46,099	46,011
Accumulated deficit	(11,034)	(6,561)
Total stockholders’ equity	35,075	39,460
Total liabilities and stockholders’ equity	$113,600	$101,668

UNIQUE FABRICATING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – dollars in thousands, except per share amounts)

	Three Months Ended September 30, 2020	Three Months Ended September 29, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 29, 2019
Net sales	$35,550	$38,549	$85,286	$116,905
Cost of sales	27,474	31,375	68,395	93,219
Gross profit	8,076	7,174	16,891	23,686
Selling, general, and administrative expenses	6,251	6,538	18,397	21,234
Impairment	—	—	—	6,760
Restructuring expenses	—	990	1,193	1,815
Operating income (loss)	1,825	(354)	(2,699)	(6,123)
Other income (expense):
Other, net	32	(13)	26	29
Interest expense	(711)	(1,149)	(3,000)	(3,580)
Other expense, net	(679)	(1,162)	(2,974)	(3,551)
Income (loss) before income tax (benefit)	1,146	(1,516)	(5,673)	(9,674)
Income tax (benefit)	166	(252)	(1,200)	(597)
Net income (loss)	$980	$(1,264)	$(4,473)	$(9,077)
Net income (loss) per share:
Basic	$0.10	$(0.13)	$(0.46)	$(0.93)
Diluted	$0.10	$(0.13)	$(0.46)	$(0.93)
Dividends declared per share	$—	$—	$—	$0.05

UNIQUE FABRICATING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – dollars in thousands)

	Nine Months Ended September 30, 2020	Nine Months Ended September 29, 2019
Cash Flows from Operating Activities
Net loss	$(4,473)	$(9,077)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of goodwill	—	6,760
Inventory allowance	—	1,742
Depreciation and amortization	5,211	5,140
Amortization of debt issuance costs	111	133
Loss on sale of assets	118	5
Loss on derivative instrument	469	746
Stock option expense	88	117
Deferred income taxes	(1,538)	(1,073)
Accounts receivable	(2,300)	2,978
Inventory	635	11
Prepaid expenses and other assets	(2,629)	(646)
Accounts payable	3,563	336
Accrued and other liabilities	(395)	(259)
Other, net	1,789	—
Net cash provided by operating activities	649	6,913
Cash Flows from Investing Activities
Capital expenditures	(1,533)	(2,129)
Proceeds from sale of property, plant and equipment	883	41
Net cash used in investing activities	(650)	(2,088)
Cash Flows from Financing Activities
Net change in bank overdraft	(289)	1,003
Payments on term loans	(2,186)	(3,012)
Proceeds from capital expenditure line	—	1,300
Payments on revolving credit facilities	(19,281)	(21,998)
Proceeds from revolving credit facilities	17,530	18,488
Distribution of cash dividends	—	(489)
Debt issuance costs	(151)	—
Proceeds from PPP Note	5,999	—
Net cash provided by (used in) financing activities	1,622	(4,708)
Cash and cash equivalents:
Net increase in cash and cash equivalents	1,621	117
Cash and cash equivalents at beginning of period	650	1,410
Cash and cash equivalents at end of period	$2,271	$1,527
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,034	$3,442
Cash paid for Income taxes	$329	$357

UNIQUE FABRICATING INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited – dollars in thousands)

RECONCILIATION OF NET INCOME TO CONSOLIDATED EBITDA

The following is a reconciliation of net income, as reported, which is a U.S. GAAP measure of our operating results, to Consolidated EBITDA, as defined in our Credit Agreement, a non-GAAP measure:

Three Months Ended September 30, 2020
Net Income	$980
Plus:
Interest expense, net	711
Income tax expense	166
Depreciation and amortization	1,753
Management fees	56
Non-cash stock awards	33
ERP system implementation consulting and licensing costs (a)	74
Consolidated EBITDA, as defined	$3,773

September 30, 2020
Total Consolidated Indebtedness, as defined (b)	$43,504
Consolidated EBITDA, as defined	$3,773
Total leverage ratio (c)	2.88 x
Covenant requirement	3.75 x
_________________________________
(a)    Represents costs incurred with respect to the purchase and implementation of the Company's enterprise resource planning system, in an aggregate amount under the definition, not to exceed (i) $200,000 during each of the Company’s fiscal quarters in 2020, (ii) $100,000 during each of the Company's fiscal quarters in 2021, and (iii) $0 with respect to any calculation thereafter.
(b)    Total Consolidated Indebtedness, as defined, excludes the $6.0 million PPP loan for covenant purposes until final determination by the SBA and Lender on forgiveness.
(c)    Ratio of Consolidated EBITDA to Total Consolidated Indebtedness, as defined, divided by Consolidated EBITDA, as defined. To calculate the Total Leverage Ratio at September 30, 2020, the Consolidated EBITDA for the quarter ended September 30, 2020 is annualized by multiplying it by 4.

RECONCILIATION OF NET DEBT TO DEBT

	September 30, 2020	December 29, 2019	September 30, 2019
Current maturities of long-term debt	$4,175	$2,847	$2,947
Long-term debt, net of current maturities	35,622	33,220	33,432
Line of credit	9,706	11,418	14,454
Debt	49,503	47,485	50,833
Less: Cash and cash equivalents	2,271	650	1,527
Net debt	$47,232	$46,835	$49,306